UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2018

(Date of earliest event reported)

Royale Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	81-4596368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210

El Cajon, California 92020

(Address of principal executive offices) (Zip Code)

(619) 383-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On October 17, 2018, Royale Energy, Inc., entered into a Participation Agreement with California Resources Petroleum Corporation (“CPRC”) to conduct a three year, 30 well development program on CPRC’s properties in the Rio Vista Field in the Sacramento Basin of northern California. Under the Participation Agreement, Royale will earn interests in individual wellbores and income from wells it drills on the subject properties over the three year period through December 1, 2021.

Rio Vista is the largest dry gas field in California.  It has produced approximately four trillion cubic feet of natural gas from more than fifteen stacked gas reservoirs.  The agreement provides Royale up to three years to drill any of these fifteen stacked reservoirs over CPRC’s acreage.

The Participation Agreement obligates Royale to either drill and complete at least eight wells or to spend $9,000,000 in well costs on the subject properties in year one of the Participation Agreement, ending on December 1, 2019. Once a well is drilled, CPRC will deliver an undivided 60% of CPRC’s right, title and interest in the completed well. The Participation Agreement contemplates that Royale must drill at least four wells in year one (and each one year term thereafter if the term is extended into the next one year term) or pay liquidated damages to CPRC to continue the contract from year to year during the three year term.

If Royale agrees to sell any or all of its interests acquired under the Participation Agreement, CPRC has a right of first refusal to purchase those interests at the same price and terms as those under which Royale has agreed to sell its interests. There is a risk that the right of first refusal might make it more difficult for Royale to sell its interests acquired under the Participation Agreement, should it desire to do so.

Royale and CPRC have also entered into an operating agreement governing the parties’ rights and obligations to drill, complete and operate the wells to be drilled under the Participation Agreement.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: October 23, 2018	By:	Stephen M. Hosmer
	Name:	Stephen M. Hosmer
	Title:	Chief Financial Officer